Filed Pursuant to Rule 424(b)(4)
                                                     Registration No. 333-108141

                              PROSPECTUS SUPPLEMENT
                     TO PROSPECTUS DATED SEPTEMBER 12, 2003

                                  $230,000,000

                             RF MICRO DEVICES, INC.

                1.50% CONVERTIBLE SUBORDINATED NOTES DUE 2010 AND
             THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES


    This prospectus supplement relates to the resale by the selling securityholders of 1.50% convertible subordinated notes due 2010 of RF Micro Devices, Inc. and the shares of common stock, no par value, of RF Micro Devices, Inc. issuable upon the conversion of the notes.

    This prospectus supplement should be read in conjunction with the prospectus dated September 12, 2003, which is to be delivered with this prospectus supplement. All capitalized terms used but not defined in the prospectus supplement shall have the meanings given them in the prospectus.

                         -------------------------------

INVESTING IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THE ACCOMPANYING PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         -------------------------------

          The date of this Prospectus Supplement is September 23, 2003

                             SELLING SECURITYHOLDERS

    The table below sets forth information as of the date hereof concerning beneficial ownership of the notes of the selling securityholders as listed below. All information concerning beneficial ownership has been furnished by the selling securityholders.



                                                PRINCIPAL                                                             PERCENTAGE OF
                                               AMOUNT OF                                                                BENEFICIAL
                                                 MATURITY                    NUMBER OF     TOTAL         SHARES TO BE   OWNERSHIP
                                                 OF NOTES                    SHARES OF     SHARES        BENEFICIALLY    AFTER
                                              BENEFICIALLY    PERCENTAGE   COMMON STOCK  BENEFICIALLY    OWNED AFTER   COMPLETION
                                                OWNED THAT     OF NOTES    THAT MAY BE   OWNED PRIOR     COMPLETION OF  OF THIS
                                               MAY BE SOLD    OUTSTANDING    SOLD (1)    TO OFFERING     THIS OFFERING  OFFERING (2)
                                               -----------    -----------    --------    -----------     -------------  ------------
NAME
-------------------------

Citadel Equity Fund Ltd.                         24,855,000     10.8      3,257,707      3,257,707                  0            0
131 South Dearborn Street
Chicago, IL 60603

Radcliffe SPC, Ltd., for and                     14,695,000      6.4      1,926,051      1,926,051                  0            0
on behalf of the Class
Convertible Crossover
Segregated Portfolio
c/o RG Capital
Management, L.P.
3 Bala Plaza East,
Suite 501
Bala Cynwyd, PA 19004

Lord Abbett Bond Debenture                       11,250,000      4.9      1,474,520      1,474,520                  0            0
Fund, Inc.
c/o Lord, Abbett & Co.
90 Hudson Street,
11th Floor
Jersey City, NJ   07302

UBS AG LON F/B/O PB                               5,945,000      2.6        779,202        779,202                  0            0
100 Liverpool Street
London, EC2M  2BM
England

Ramius Master Fund, Ltd.                          4,175,000      1.8        547,210        690,472(3)         143,262            *
c/o Ramius Capital
  Group LLC
666 Third Avenue,
26th Floor
New York, NY      10017

RCG Latitude Master Fund,                         4,175,000      1.8        547,210        694,132(4)         146,922            *
Ltd.
c/o Ramius Capital
  Group LLC
666 Third Avenue,
26th Floor
New York, NY      10017


                                                PRINCIPAL                                                             PERCENTAGE OF
                                               AMOUNT OF                                                                BENEFICIAL
                                                 MATURITY                    NUMBER OF     TOTAL         SHARES TO BE   OWNERSHIP
                                                 OF NOTES                    SHARES OF     SHARES        BENEFICIALLY    AFTER
                                              BENEFICIALLY    PERCENTAGE   COMMON STOCK  BENEFICIALLY    OWNED AFTER   COMPLETION
                                                OWNED THAT     OF NOTES    THAT MAY BE   OWNED PRIOR     COMPLETION OF  OF THIS
                                               MAY BE SOLD    OUTSTANDING    SOLD (1)    TO OFFERING     THIS OFFERING  OFFERING (2)
                                               -----------    -----------    --------    -----------     -------------  ------------
NAME
-------------------------

Citadel Jackson                                   3,145,000      1.4        412,210        312,210                  0            0
Investment Fund Ltd.
131 South Dearborn
Street, 27th Floor
Chicago, IL 60603

KBC Financial Products USA                        3,000,000      1.3        393,205        415,385(5)          22,180            *
Inc.
140 East 45th Street
2 Grand Central Tower,
42nd Floor
New York, NY      10017

Met Investors Series Trust                        3,000,000      1.3        393,205        393,205                  0            0
Bond Debenture
c/o Lord, Abbett & Co.
90 Hudson Street,
11th Floor
Jersey City, NJ   07302

Oxford, Lord Abbett & Co.                         1,770,000     *           231,991        231,991                  0            0
c/o Lord, Abbett & Co.
90 Hudson Street,
11th Floor
Jersey City, NJ   07302

American Skandia Trust -                          1,000,000     *           131,068        131,068                  0            0
Bond Debenture Portfolio
c/o Lord, Abbett & Co.
90 Hudson Street,
11th Floor
Jersey City, NJ   07302

Fuji U.S. Income Open                             1,000,000     *           131,068        131,068                  0            0
c/o Lord, Abbett & Co.
90 Hudson Street,
11th Floor
Jersey City, NJ   07302

Polaris Vega Fund L.P.                            1,000,000     *           131,068        131,068                  0            0
c/o Paloma Partners Management
    Company
Two American Lane
Greenwich, CT 06836-2571

Ramius Capital Group                              1,000,000     *           131,068        131,068                  0            0
c/o Ramius Capital
  Group LLC
666 Third Avenue,
26th Floor
New York, NY      10017


                                                PRINCIPAL                                                             PERCENTAGE OF
                                               AMOUNT OF                                                                BENEFICIAL
                                                 MATURITY                    NUMBER OF     TOTAL         SHARES TO BE   OWNERSHIP
                                                 OF NOTES                    SHARES OF     SHARES        BENEFICIALLY    AFTER
                                              BENEFICIALLY    PERCENTAGE   COMMON STOCK  BENEFICIALLY    OWNED AFTER   COMPLETION
                                                OWNED THAT     OF NOTES    THAT MAY BE   OWNED PRIOR     COMPLETION OF  OF THIS
                                               MAY BE SOLD    OUTSTANDING    SOLD (1)    TO OFFERING     THIS OFFERING  OFFERING (2)
                                               -----------    -----------    --------    -----------     -------------  ------------
NAME
-------------------------

RCG Multi Strategy Master                         1,000,000     *           131,068        145,529(6)          14,461            *
Fund, Ltd.
c/o Ramius Capital
  Group LLC
666 Third Avenue,
26th Floor
New York, NY      10017

Xavex Convertible Arbitrage                         800,000     *           104,854        116,432(7)          11,578            *
5 Fund
c/o Ramius Capital
  Group LLC
666 Third Avenue,
26th Floor
New York, NY      10017

Lord Abbett America's Value                         670,000     *            87,815         87,815                  0            0
Fund
c/o Lord, Abbett & Co.
90 Hudson Street,
11th Floor
Jersey City, NJ   07302

Guggenheim Portfolio Co. XV,                        500,000     *            65,534         76,380(8)          10,846            *
LLC
c/o Ramius Capital
  Group LLC
 666 Third Avenue,
     26th Floor
 New York, NY 10017

RCG Baldwin, LP                                     500,000     *            65,534         72,764(9)           7,230            *
c/o Ramius Capital
  Group LLC
666 Third Avenue,
26th Floor
New York, NY      10017

RCG Halifax Master Fund, Ltd.                       500,000     *            65,534         76,380(8)          10,846            *
c/o Ramius Capital
  Group LLC
666 Third Avenue,
26th Floor
New York, NY      10017

                                                PRINCIPAL                                                             PERCENTAGE OF
                                               AMOUNT OF                                                                BENEFICIAL
                                                 MATURITY                    NUMBER OF     TOTAL         SHARES TO BE   OWNERSHIP
                                                 OF NOTES                    SHARES OF     SHARES        BENEFICIALLY    AFTER
                                              BENEFICIALLY    PERCENTAGE   COMMON STOCK  BENEFICIALLY    OWNED AFTER   COMPLETION
                                                OWNED THAT     OF NOTES    THAT MAY BE   OWNED PRIOR     COMPLETION OF  OF THIS
                                               MAY BE SOLD    OUTSTANDING    SOLD (1)    TO OFFERING     THIS OFFERING  OFFERING (2)
                                               -----------    -----------    --------    -----------     -------------  ------------
NAME
-------------------------

Lord Abbett Series Fund -                           330,000     *            43,252         43,252                  0            0
Bond Debenture Portfolio
c/o Lord, Abbett & Co.
90 Hudson Street,
11th Floor
Jersey City, NJ   07302

Lord Abbett Investment Trust                        250,000     *            32,767         32,767                  0            0
- LA Convertible Fund
c/o Lord, Abbett & Co.
90 Hudson Street,
11th Floor
Jersey City, NJ   07302

Ramius Partners II, LP                              250,000     *            32,767         36,382(10)          3,615            *
c/o Ramius Capital
  Group LLC
666 Third Avenue,
26th Floor
New York, NY      10017

Total Fina Elf  Finance USA,                        250,000     *            32,767         32,767                  0            0
Inc.
c/o Lord, Abbett & Co.
90 Hudson Street,
11th Floor
Jersey City, NJ   07302

B.C. McCabe Foundation                              205,000     *            26,869         26,869                  0            0
c/o Lord, Abbett & Co.
90 Hudson Street,
11th Floor
Jersey City, NJ   07302

National Fuel Gas Company                           155,000     *            20,315         20,315                  0            0
Retirement Plan
c/o Lord, Abbett & Co.
90 Hudson Street,
11th Floor
Jersey City, NJ   07302

                                                PRINCIPAL                                                             PERCENTAGE OF
                                               AMOUNT OF                                                                BENEFICIAL
                                                 MATURITY                    NUMBER OF     TOTAL         SHARES TO BE   OWNERSHIP
                                                 OF NOTES                    SHARES OF     SHARES        BENEFICIALLY    AFTER
                                              BENEFICIALLY    PERCENTAGE   COMMON STOCK  BENEFICIALLY    OWNED AFTER   COMPLETION
                                                OWNED THAT     OF NOTES    THAT MAY BE   OWNED PRIOR     COMPLETION OF  OF THIS
                                               MAY BE SOLD    OUTSTANDING    SOLD (1)    TO OFFERING     THIS OFFERING  OFFERING (2)
                                               -----------    -----------    --------    -----------     -------------  ------------
NAME
-------------------------

Ramius, LP                                          100,000     *            13,106         15,279(11)          2,173            *
c/o Ramius Capital
  Group LLC
666 Third Avenue,
26th Floor
New York, NY      10017

KeySpan Foundation                                   65,000     *             8,519          8,519                  0            0
c/o Lord, Abbett & Co.
90 Hudson Street,
11th Floor
Jersey City, NJ   07302

Phoenix - Lord Abbett Bond                           50,000     *             6,553          6,553                  0            0
Debenture Series
c/o Lord, Abbett & Co.
90 Hudson Street,
11th Floor
Jersey City, NJ   07302

Roszel/Lord Abbett Bond                              50,000     *             6,553          6,553                  0            0
Debenture Portfolio
c/o Lord, Abbett & Co.
90 Hudson Street,
11th Floor
Jersey City, NJ   07302

Met Investors Series Trust -                         25,000     *             3,276          4,385(12)          1,109            *
America's Value
c/o Lord, Abbett & Co.
90 Hudson Street,
11th Floor
Jersey City, NJ   07302

Lord Abbett Series Fund -                            10,000     *             1,310          1,420(13)            110            *
America's Value Portfolio
c/o Lord, Abbett & Co.
90 Hudson Street,
11th Floor
Jersey City, NJ   07302



Any other holder of note or future
Transferee, pledgee, donee or successor
(14) (15)
         ------------------
           * Less than 1%

             (1) Assumes conversion of all of the holder's notes at a conversion rate of 131.0685 shares per $1,000 principal amount of notes. However, this conversion price will be subject to adjustment as described in the accompanying prospectus under "Description of Notes--Right of Conversion." As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.

             (2) Calculated based on Rule 13d-3(d)(i) of the Exchange Act using 184,406,227 shares of common stock outstanding as of September 2, 2003. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon conversion of all of that particular holder's notes. However, we did not assume the conversion of any other holder's notes.

             (3) Includes $6,459,000 principal amount of 3.75% Convertible Subordinated Notes due 2005. Assumes conversion of such notes at a conversion price of $45.085 per share of common stock; however, this conversion price is subject to adjustment.

             (4) Includes $6,624,000 principal amount of 3.75% Convertible Subordinated Notes due 2005. Assumes conversion of such notes at a conversion price of $45.085 per share of common stock; however, this conversion price is subject to adjustment.

             (5) Includes $1,000,000 principal amount of 3.75% Convertible Subordinated Notes due 2005. Assumes conversion of such notes at a conversion price of $45.085 per share of common stock; however, this conversion price is subject to adjustment.

             (6) Includes $652,000 principal amount of 3.75% Convertible Subordinated Notes due 2005. Assumes conversion of such notes at a conversion price of $45.085 per share of common stock; however, this conversion price is subject to adjustment.

             (7) Includes $522,000 principal amount of 3.75% Convertible Subordinated Notes due 2005. Assumes conversion of such notes at a conversion price of $45.085 per share of common stock; however, this conversion price is subject to adjustment.

             (8) Includes $489,000 principal amount of 3.75% Convertible Subordinated Notes due 2005. Assumes conversion of such notes at a conversion price of $45.085 per share of common stock; however, this conversion price is subject to adjustment.

             (9) Includes $326,000 principal amount of 3.75% Convertible Subordinated Notes due 2005. Assumes conversion of such notes at a conversion price of $45.085 per share of common stock; however, this conversion price is subject to adjustment.

             (10) Includes $163,000 principal amount of 3.75% Convertible Subordinated Notes due 2005. Assumes conversion of such notes at a conversion price of $45.085 per share of common stock; however, this conversion price is subject to adjustment.

             (11) Includes $98,000 principal amount of 3.75% Convertible Subordinated Notes due 2005. Assumes conversion of such notes at a conversion price of $45.085 per share of common stock; however, this conversion price is subject to adjustment.

             (12) Includes $50,000 principal amount of 3.75% Convertible Subordinated Notes due 2005. Assumes conversion of such notes at a conversion price of $45.085 per share of common stock; however, this conversion price is subject to adjustment.

             (13) Includes $5,000 principal amount of 3.75% Convertible Subordinated Notes due 2005. Assumes conversion of such notes at a conversion price of $45.085 per share of common stock; however, this conversion price is subject to adjustment.

             (14) Information about other selling security holders will be set forth in additional prospectus supplements, if required.

             (15) Assumes that any other holders of notes, or any future transferees, pledges, donees or successors of or from any such other holders of notes, do not beneficially own any common stock other than the common stock issuable upon conversion of the notes at the initial conversion rate.